As filed with the Securities and Exchange Commission on July 11, 2006 Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              NEWPORT BANCORP, INC.
             (exact name of registrant as specified in its charter)

          MARYLAND                                     20-4465271
-------------------------------              ---------------------------------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

                               100 BELLEVUE AVENUE
                           NEWPORT, RHODE ISLAND 02840
                                 (401) 847-5500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          NEWPORT FEDERAL SAVINGS BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                            (Full Title of the Plan)
                   -------------------------------------------

                                                    COPIES TO:
KEVIN M. MCCARTHY                                   LAWRENCE M. SPACCASI
PRESIDENT AND CHIEF EXECUTIVE OFFICER               SUZANNE A. WALKER
NEWPORT BANCORP, INC.                               MULDOON MURPHY & AGUGGIA LLP
100 BELLEVUE AVENUE                                 5101 WISCONSIN AVENUE, N.W.
NEWPORT, RHODE ISLAND 02840                         WASHINGTON, D.C.  20016
(401) 847-5500                                      (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)


======================================================================================================================
                                       Amount          Proposed Maximum       Proposed Maximum         Amount of
   Title of Securities to be           to be          Offering Price Per     Aggregate Offering      Registration
           Registered                Registered            Share(1)               Price(2)                Fee
----------------------------------------------------------------------------------------------------------------------

         Common Stock
         $.01 par Value                 358,352                $12.75                 $4,569,000           $489
----------------------------------------------------------------------------------------------------------------------
         Participation
           Interests                    (3)                                                                (4)
======================================================================================================================

(1) The average of the high and low price of the common stock of Newport Bancorp, Inc. (the "Common Stock") on the Nasdaq National Market on July 7, 2006, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) The securities of Newport Bancorp, Inc. (the "Company" or the "Registrant") to be purchased by the Newport Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h)(2), no separate fee is required for the participation interests. In accordance with Rule 457(h) under the Securities Act, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462

NEWPORT BANCORP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Newport Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Newport Bancorp, Inc. (the "Registrant" or the "Holding Company") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Prospectus filed with the SEC by the Registrant (File No. 333-1322582) pursuant to Rule 424(b)(3) on May 23, 2006, which includes the balance sheets of Newport Federal Savings Bank as of December 31, 2005 and 2004, and the related statements of income, changes in retained earnings and cash flows for each of the years in the 3-year period ended December 31, 2005; together with the related notes and report of Wolf & Company, P.C., independent registered public accounting firm, dated February 17, 2006.

         (b) The description of the Registrant's common stock contained in Registrant's Form 8-A12G (File No. 000-51856), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on March 23, 2006.

         (c) The Plan's annual report on Form 11-K for the plan year ended December 31, 2004 filed with the SEC on July 11, 2006.

         (d) All the documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act (excluding items 2.02 and 7.01 of Form 8-K) after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

         The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

         ARTICLE VIII - INDEMNIFICATION
         ------------------------------

         Section 1 - RIGHT TO INDEMNIFICATION
         ------------------------------------

         Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right to indemnification under this Section shall be a contract right and shall include the right of an officer or director to be paid by the Corporation expenses incurred in defending any civil or criminal action, suit or proceeding in advance of the final disposition of any such action, suit or proceeding, upon the receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         10       Newport Federal Savings Bank Employees' Savings & Profit
                  Sharing Plan and Trust(1)
         23       Consent of Wolf & Company, P.C.
         24       Power of Attorney (contained on the signature pages).
-------------------
(1) Incorporated herein by reference to the Registrant's Form S-1/A Registration Statement - Exhibit 10.4 filed with the SEC on May 2, 2006.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the Volume of Securities Offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c)-(g)  Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Newport Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of Rhode Island on July 11, 2006.

                                       NEWPORT BANCORP, INC.


                                       By: /s/ Kevin M. McCarthy
                                           -------------------------------------
                                           Kevin M. McCarthy
                                           President and Chief Executive Officer
                                           (duly authorized representative)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kevin M. McCarthy, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



      Name                                   Title                                  Date
      ----                                   -----                                  ----
/s/ Kevin M. McCarthy           President, Chief Executive Officer              July 11, 2006
---------------------------     and Director (principal executive officer)
Kevin M. McCarthy



/s/ Nino Moscardi               Executive Vice President, Chief                 July 11, 2006
------------------              Operating Officer and Director
Nino Moscardi



/s/ Bruce A. Walsh              Senior Vice President and                       July 11, 2006
---------------------------     Chief Financial Officer
Bruce A. Walsh                  (principal accounting and financial officer)



/s/ Peter W. Rector             Chairman of the Board                           July 11, 2006
---------------------------
Peter W. Rector

                                       6


/s/ John M. Conti                           Director                            July 11, 2006
---------------------------
John M. Conti



/s/ Peter T. Crowley                        Director                            July 11, 2006
---------------------------
Peter T. Crowley



/s/ William R. Harvey                       Director                            July 11, 2006
---------------------------
William R. Harvey



/s/ Michael J. Hayes                        Director                            July 11, 2006
---------------------------
Michael J. Hayes



/s/ Donald N. Kaull                         Director                            July 11, 2006
---------------------------
Donald N. Kaull



/s/ Arthur H. Lathrop                       Director                            July 11, 2006
---------------------------
Arthur H. Lathrop



/s/ Robert S. Lazar                         Director                            July 11, 2006
---------------------------
Robert S. Lazar



/s/ Arthur P. Macauley                      Director                            July 11, 2006
---------------------------
Arthur P. Macauley



/s/ Kathleen A. Nealon                      Director                            July 11, 2006
---------------------------
Kathleen A. Nealon



/s/ Michael S. Pinto                        Director                            July 11, 2006
---------------------------
Michael S. Pinto



/s/ Alicia S. Quirk                         Director                            July 11, 2006
---------------------------
Alicia S. Quirk



                                       7

/s/ Barbara Saccucci Radebach               Director                            July 11, 2006
-----------------------------
Barbara Saccucci Radebach


THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Newport Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newport, Rhode Island on July 11, 2006.


                                        NEWPORT FEDERAL SAVINGS BANK
                                        EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                                        AND TRUST



                                        By: /s/ Judy Tucker
                                            ------------------------------------
                                            Judy Tucker
                                            Plan Administrator



                                 EXHIBIT INDEX
                                 -------------

                                                                                                       Sequentially
                                                                                                          Numbered
   Exhibit No.                       Description                          Method of Filing             Page Location
------------------      -----------------------------------        ------------------------------    -----------------
     10                 Newport Federal Savings Bank
                        Employees' Savings & Profit Sharing
                        Plan and Trust l                           Previously filed.

     23                 Wolf & Company, P.C.                       Filed herewith.

     24                 Power of Attorney                          Located on the signature page.
